UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      April 24, 2007

                       MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On April 24, 2007, Myers Industries, Inc., an Ohio corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with MYEH Corporation, a Delaware corporation (the "Parent") and MYEH Acquisition Corporation, an Ohio corporation ("MergerCo"). Under the terms of the Merger Agreement, MergerCo will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the "Merger"). Parent is owned by private equity funds sponsored by Goldman, Sachs & Co.

        Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (other than shares owned by the Company or any of its subsidiaries, or by any shareholders who properly exercise appraisal rights under Ohio law) will be cancelled and converted into the right to receive $22.50 in cash, without interest.

        The independent members of the Board of Directors (the "Board") of the Company, on the unanimous recommendation of a Special Committee (the "Special Committee"), unanimously approved the Merger Agreement.

        The Merger Agreement contains a "go shop" provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through June 8, 2007, in accordance with specific procedures set forth in the Merger Agreement. After that date the Company may continue discussions with any persons who have made proposals prior to the end of the go-shop period, but the Company is prohibited from soliciting further parties regarding an alternative transaction.

        The Merger Agreement contains termination rights for both the Company and Parent. In particular the Company may terminate the Merger Agreement if the Board determines in good faith that it has received a superior proposal and otherwise complies with certain terms of the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, the Company could be required to either reimburse Parent for up to $10 million of actual documented expenses incurred in connection with the transaction or pay Parent a termination fee of $25 million (net of any Parent expenses previously paid by the Company). In certain other circumstances, Parent could be required to pay the Company a "reverse" termination fee of $25 million, which would increase to $35 million in limited circumstances. The reverse termination fee payable by Parent to the Company is guaranteed by certain private equity funds sponsored by Goldman, Sachs & Co.

        Parent has obtained binding equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is subject to various conditions including the approval of the Merger by the Company's shareholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and other customary closing conditions. There is no financing condition to completion of the Merger. The parties expect to close the transaction as soon as practicable after satisfaction of all the conditions to closing and other provisions of the Merger Agreement.

        The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

        In connection with the execution of the Merger Agreement, Parent and MergerCo have entered into a voting agreement with Stephen Myers and Mary Myers, and certain entities controlled by these individuals, pursuant to which such shareholders have agreed, subject to the terms thereof, to vote their shares in favor of the Merger. These shareholders own approximately 19% of the outstanding shares of the Company's common stock.

        The foregoing summary of the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Voting Agreement attached as Exhibit 10.2 and incorporated herein by reference.

        KeyBanc Capital Markets acted as financial advisor to the Company and delivered a fairness opinion to the Special Committee on April 24, 2007. The Special Committee also engaged William Blair & Company to provide a fairness opinion. Both KeyBanc Capital Markets and William Blair & Company determined that, as of the date of each opinion and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in such opinions, the merger consideration is fair to the shareholders of the Company (other than Parent and its affiliates) from a financial point of view.

        The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Important Additional Information will be Filed with the SEC

        In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC. Before making any voting decision, the Company's shareholders are urged to read the proxy statement regarding the Merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company's shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The proxy and other documents also may be obtained for free from the Company's website at www.myersind.com.

        The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders with respect to the Merger. Information regarding the officers and directors of the Company is included in its definitive proxy statement for its 2007 annual meeting filed with the SEC on March 22, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company's shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 9.01.	Exhibits.

(d) Exhibits -- The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1     Agreement and Plan of Merger dated April 24, 2007, by and among Myers Industries, Inc., MYEH Corporation and MYEH Acquisition Corporation.

10.2     Voting Agreement, dated April 24, 2007, by and among Myers Industries, Inc., MYEH Corporation, MYEH Acquisition Corporation and the shareholders identified therein.

99.1     Press Release dated April 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE April 25, 2007	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President, Chief Financial Officer and Secretary